Exhibit 99.1

NETLIST REPORTS THIRD QUARTER 2017 RESULTS

IRVINE, CALIFORNIA, November 1, 2017 - Netlist, Inc. (NASDAQ: NLST) today reported financial results for the third quarter ended September 30, 2017.

Revenues for the third quarter ended September 30, 2017, were $9.0 million, compared to revenues of $2.6 million for the quarter ended October 1, 2016, an increase of 248%.  Gross profit for the quarter ended September 30, 2017, was $0.7 million, or 8.0% of revenues, compared to a gross profit of $9,000, or 0.3% of revenues, for the quarter ended October 1, 2016.

Net loss for the third quarter ended September 30, 2017, was ($3.1) million, or ($0.05) loss per share, compared to a net loss in the prior year period of ($4.4) million, or ($0.08) loss per share.  These results include stock-based compensation expense of $0.3 million for both quarters ended September 30, 2017 and October 1, 2016.

As of September 30, 2017, cash and cash equivalents and restricted cash were $11.0 million, total assets were $20.7 million, working capital was $8.8 million, total debt, net of debt discount and accrued interest, was $17.2 million, and stockholders’ deficit was ($5.3) million.

“During the third quarter we received net proceeds of $4.4 million from a registered direct offering, reduced cash burn to $1.3 million, and increased net product revenues by 248% versus the prior-year period,” said C.K. Hong, Netlist’s Chief Executive Officer.  “Yesterday we filed our second complaint against S.K. hynix at the International Trade Commission, targeting billions of dollars of unlicensed S.K. hynix server memory products. We also shipped our first HybriDIMM™ evaluation units to select customers and are in the process of actively pursuing the next phase of HybriDIMM’s commercialization with a number of parties, including Samsung.”

Adjusted EBITDA (loss) was ($2.6) million for the quarter ended September 30, 2017, compared to adjusted EBITDA (loss) of ($3.8) million for the prior year period.  EBITDA and adjusted EBITDA are non-GAAP financial measures. These non-GAAP financial measures are described below under the heading “Note Regarding Use of Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure net loss below under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, November 1, 2017 at 4:30 p.m. Eastern Time to review Netlist’s results for the third quarter ended September 30, 2017.  The dial-in number for the call is 1-412-317-5443.  The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information in this press release, including EBITDA and adjusted EBITDA are non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring the operating performance of Netlist’s business excluding certain items that it believes are not attributable to or reflective of its core operating results.  Netlist defines EBITDA as net loss calculated and presented in conformity with accounting principles generally accepted in the United States of

America (“GAAP”), plus interest expense, net, plus provisions for income taxes, and plus depreciation and amortization; and Netlist defines adjusted EBITDA as EBITDA plus stock-based compensation expense and plus (minus) other expense (income), net. Netlist expects to continue to incur expenses similar to the line items added to or subtracted from net loss to calculate EBITDA and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure net loss in evaluating Netlist’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist

Netlist is a leading provider of high-performance modular memory subsystems serving customers in diverse industries that require superior memory performance to empower critical business decisions. Flagship products NVvault® and EXPRESSvault® enable customers to accelerate data running through their servers and storage and reliably protect enterprise-level cache, metadata and log data by providing near instantaneous recovery in the event of a system failure or power outage. HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications and in-memory databases. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Netlist is part of the Russell Microcap® Index. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance. Forward-looking statements contained in this news release include statements about trends in Netlist’s performance; Netlist’s efforts to protect and enforce its patent portfolio; Netlist’s pending legal proceedings; customer interest in and market acceptance of Netlist’s products; and Netlist’s ability to execute its strategic initiatives. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks associated with Netlist’s product sales, including the market and demand for products sold or resold by Netlist and its ability to successfully develop, launch and stimulate customer demand for new products that are attractive to the market; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding and defending its patent portfolio;  the success of product, joint development and licensing partnerships, including its relationship with Samsung Electronics Co., Ltd.; the competitive landscape of Netlist’s industry; and general economic, political and market conditions.  These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including its subsequently filed quarterly and current reports. Given these risks, uncertainties and other important factors, undue reliance should not be placed on any forward-looking statements. Forward-looking statements represent Netlist’s estimates and assumptions only as of the date made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,583	$9,476
Restricted cash	2,400	3,100
Accounts receivable, net	3,080	1,751
Inventories	4,386	3,160
Prepaid expenses and other current assets	1,703	1,766
Total current assets	20,152	19,253

Property and equipment, net	509	645
Other assets	82	70
Total assets	$20,743	$19,968

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,766	$4,028
Revolving line of credit	2,570	676
Accrued payroll and related liabilities	650	1,085
Accrued expenses and other current liabilities	306	270
Notes payable and capital lease obligation, current	23	151
Total current liabilities	11,315	6,210
Convertible promissory note, net of debt discount, and accrued interest	14,638	14,251
Long-term warranty liability	53	36
Total liabilities	26,006	20,497

Commitments and contingencies

Stockholders’ deficit:
Preferred stock	—	—
Common stock	70	62
Additional paid-in capital	149,580	144,035
Accumulated deficit	(154,913)	(144,626)
Total stockholders’ deficit	(5,263)	(529)
Total liabilities and stockholders’ deficit	$20,743	$19,968

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2017	2016	2017	2016

Net product revenue	$9,010	$2,589	$29,840	$7,260
Non-recurring engineering revenues	—	—	—	6,857
Total net revenues	9,010	2,589	29,840	14,117
Cost of sales(1)	8,285	2,580	27,791	6,996
Gross profit	725	9	2,049	7,121
Operating expenses:
Research and development(1)	1,159	1,463	4,142	4,940
Intellectual property legal fees	749	409	2,129	2,255
Selling, general and administrative(1)	1,780	2,398	5,645	6,822
Total operating expenses	3,688	4,270	11,916	14,017
Operating loss	(2,963)	(4,261)	(9,867)	(6,896)
Other income (expense):
Interest expense, net	(135)	(159)	(421)	(428)
Other income, net	—	19	2	17
Total other income, net	(135)	(140)	(419)	(411)
Loss before provision for income taxes	(3,098)	(4,401)	(10,286)	(7,307)
Provision for income taxes	—	—	1	1
Net loss	$(3,098)	$(4,401)	$(10,287)	$(7,308)
Net loss per common share:
Basic and diluted	$(0.05)	$(0.08)	$(0.16)	$(0.14)
Weighted-average common shares outstanding:
Basic and diluted	65,644	52,454	63,056	51,301

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$4	$14	$33	$42
Research and development	78	73	258	263
Selling, general and administrative	213	246	649	789
Total stock-based compensation	$295	$333	$940	$1,094

Netlist, Inc. and Subsidiaries

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2017	2016	2017	2016

GAAP net loss	$(3,098)	$(4,401)	$(10,287)	$(7,308)

Interest expense, net	135	159	421	428
Provision for income taxes	—	—	1	1
Depreciation and amortization	70	84	214	210

EBITDA (loss)	(2,893)	(4,158)	(9,651)	(6,669)

Stock-based compensation	295	333	940	1,094
Other income, net	—	(19)	(2)	(17)

Adjusted EBITDA (loss)	$(2,598)	$(3,844)	$(8,713)	$(5,592)